UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2015

PULTEGROUP, INC.
(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3350 Peachtree Road NE, Suite 150, Atlanta, Georgia 30326
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (404) 978-6400

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On December 15, 2015, PulteGroup, Inc., a Michigan corporation (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) by and among JW Homes, LLC, a Delaware limited liability company, and JW Land Investment, LLC, a Delaware limited liability company (collectively, the “Sellers”), and the Company, pursuant to which the Company will acquire substantially all of the assets, including real property, land under development and homebuilding work in process, of the Sellers. The aggregate consideration for the assets will be approximately $430 million to $450 million (subject to a customary post-closing adjustment based on book value of acquired assets at closing), which the Company expects to fund with available cash.
The Purchase Agreement contains customary representations and warranties and covenants. The parties agreed to customary indemnification for the representations and warranties, covenants and excluded liabilities. The closing of the transaction is subject to the satisfaction or waiver of customary closing conditions. Additionally, the Purchase Agreement includes a mutual closing condition relating to deferred transfers of properties due to material environmental or title issues. Assuming the satisfaction or waiver of all closing conditions, the transaction is anticipated to close no later than the first quarter of 2016.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is being filed as Exhibit 2.1 hereto and is incorporated herein by reference.
ITEM 8.01 OTHER EVENTS
On December 16, 2015, the Company issued a press release announcing the execution of the Purchase Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Cautionary Note Regarding Forward-Looking Statements
Statements contained in this Current Report on Form 8-K, including the exhibits filed herewith, may contain forward-looking statements as contemplated by The Private Securities Litigation Reform Act of 1995 that are based on management’s current outlook, expectations, estimates and projections. Words such as “anticipates,” “believes,” “can” “continues,” “could,” “designed,” “effect,” “estimates,” “evaluates,” “expects,” “forecasts,” “goal,” “initiative,” “intends,” “may,” “might,” “outlook,” “plans,” “potential,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond the Company’s control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. Such risks and uncertainties include: the failure to complete or receive the anticipated benefits from the Company’s acquisition of substantially all of the assets of the Sellers, the integration process may be more difficult, time-consuming or costly than expected, revenues following the transaction may be lower than expected, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the transaction, the conditions to the completion of the transaction may not be satisfied, the availability and cost of insurance covering risks associated with the purchased assets, the risk of litigation relating to any transaction, economic changes nationally or in the Company’s local markets, including inflation, deflation, changes in consumer confidence and preferences and the state of the market for homes in general, as well as other risks noted in reports that the Company files with the Securities and Exchange Commission, including the Risk Factors identified in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The Company undertakes no duty to update any forward-looking statement, whether as a result of new information, future events or changes in the Company’s expectations.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)         Exhibits

2.1	Asset Purchase Agreement, dated as of December 15, 2015, by and among JW Homes, LLC, JW Land Investment, LLC and PulteGroup, Inc.*
99.1	Press Release, dated December 16, 2015
* The schedules and exhibits to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTEGROUP, INC.

Date:	December 17, 2015	By:	\s\ Steven M. Cook
			Name:	Steven M. Cook
			Title:	Senior Vice President,
General Counsel
and Secretary